Exhibit 107

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

Quipt Home Medical Corp.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered Shares
Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Equity (3)	Common Shares	Other	3,477,293	$3.94	$13,700,534.42	0.0001476	$2,022.20
Equity (4)	Common Shares	Other	482,826	$3.94	$1,902,334.44	0.0001476	$280.78
Equity (5)	Common Shares	Other	2,112,125	$3.94	$8,321,772.50	0.0001476	$1,228.29
Equity (6)	Common Shares	Other	2,348,250	$3.94	$9,252,105.00	0.0001476	$1,365.61

Total Offering Amounts				-	$33,176,746.36	-	$4,896.88
Total Fee Offsets (7)(8)				-	-	-	$4,896.88
Net Fee Due				-	-	-	$0.00

1.	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers any additional securities to be offered or issued from stock splits, stock dividends or similar transactions or pursuant to anti-dilution adjustments.

2.	Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the registration fee. The price is calculated on the basis of the average of the high and low prices of the common shares of the Registrant on April 10, 2024[1], as reported on the Nasdaq Global Select Market.

3.	Represents common shares of the Registrant (“Common Shares”) issuable under the Quipt Home Medical Corp. 2024 Equity Incentive Plan (the “2024 EIP”).

4.	Represents additional Common Shares available for new awards under the Quipt Home Medical Corp. 2021 Equity Incentive Plan (the “Predecessor Plan”) as of March 27, 2024, the effective date of the 2024 EIP (the “Excess Shares”).

5.	Represents additional Common Shares subject to outstanding awards under the Predecessor Plan that may become available for reuse under the 2024 EIP upon expiration, forfeiture, cancellation, termination, failure to vest, failure to be earned due to any performance goal that is not met, payment in cash, exchange by the participant or withholding by the Registrant to satisfy any withholding or tax payment obligations of the subject shares following March 27, 2024, the effective date of the 2024 EIP, and that are eligible to be carried over to the 2024 EIP in accordance with its terms (the “EIP Potential Carry Forward Shares”). All of the EIP Potential Carry Forward Shares were registered pursuant to the registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (File No. 333-257940) filed on July 16, 2021 (the “Prior Registration Statement”). The EIP Potential Carry Forward Shares that may become issuable under the 2024 EIP are being carried forward to this Registration Statement pursuant to the General Instruction E of Form S-8.

6.	Represents additional Common Shares subject to outstanding share options under the Quipt Home Medical Corp. 2019 Stock Option Plan, as amended and restated (the “2019 SOP”) that may become available for reuse under the 2024 EIP upon expiration, forfeiture, cancellation, termination, failure to vest, failure to be earned due to any performance goal that is not met, payment in cash, exchange by the participant or withholding by the registrant to satisfy any withholding or tax payment obligations of the subject shares following March 27, 2024, the effective date of the 2024 EIP, and that are eligible to be carried over to the 2024 EIP in accordance with its terms (the “SOP Potential Carry Forward Shares”, and together with the EIP Potential Carry Forward Shares, the “Potential Carry Forward Shares”). All of the SOP Potential Carry Forward Shares were registered pursuant to the Prior Registration Statement. The SOP Potential Carry Forward Shares that may become issuable under the 2024 EIP are being carried forward to this Registration Statement pursuant to the General Instruction E of Form S-8.

7.	Pursuant to Rule 457(p) under the Securities Act, the registration fees previously paid with respect to the Excess Shares are being carried forward to the registration of shares hereunder.

8.	Pursuant to Rule 457(p) of the Securities Act, registration fees in the amount of $12,207.19 that were previously paid in connection with File No. 333-257866, filed on July 13, 2021, have been applied to offset the registration fees due hereunder. The Registrant filed a Form RW to withdraw the registration statement on July 16, 2021.

Table 2: Fee Offset Claims and Sources
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims (1)(2)	Quipt Home Medical Corp.	S-8	333- 257940	July 16, 2021		$305.79	Equity	Common Shares	482,826	$2,802,804.93
Fee Offset Claims (2)	Quipt Home Medical Corp.	S-8	333-257866	July 13, 2021		$4,591.09	Equity	Common Shares	24,506,794 (3)	$139,393,949.50
Fee Offset Sources (4)	Quipt Home Medical Corp.	S-8	333-257866		July 13, 2021						$15,207.89

1.	The Registrant previously registered $27,503,899.56 in an aggregate offering amount of Common Shares pursuant to the Prior Registration Statement, of which $2,802,804.93 relates to the unsold securities associated with the fee offset claimed herein (the "Unsold Securities"). The Registrant has partially deregistered the Prior Registration Statement as of April 12, 2024 such that no securities relating to the claimed fee offset continue to be offered thereunder.

2.	On July 13, 2021, the Registrant filed a Registration Statement on Form S-8 (File No. 333-257866) (the “Withdrawn Form S-8”) with the SEC and paid a registration fee of $15,207.89. The Withdrawn Form S-8 was withdrawn by filing a Form RW on July 16, 2021. No securities were sold under the Withdrawn Form S-8 before it was withdrawn. Pursuant to Rule 457(p) under the Securities Act, the Registrant offset $3,000.70 of the total registration fees due under the Prior Registration Statement against the fees previously paid in connection with the Withdrawn Form S-8, leaving a remaining balance of $12,207.19 under the Withdrawn Form S-8 available for future fee offsets by the Registrant. Pursuant to Rule 457(p) under the Securities Act, the Registrant expects to partially offset the registration fee due under this Registration Statement by an amount of fees associated with the Unsold Securities. Accordingly, the Registrant hereby offsets $305.79 of the registration fee due under this Registration Statement from the fees previously paid in connection with the Withdrawn Form S-8.

3.	Reflects all securities registered under the Withdrawn Form S-8.

4.	Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby further offsets the total registration fee due under this Registration Statement by $4,591.09 from the fees previously paid in connection with the Withdrawn Form S-8, with $7,616.10 remaining to be applied to future filings. Accordingly, no additional registration fee is being paid in connection with the filing of this Registration Statement.